UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2016

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215
Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Willis Lease Finance Corporation announced on May 23, 2016 that Scott B. Flaherty is joining the Company as its Senior Vice President and Chief Financial Officer beginning June 6, 2016.

On May 23, 2016, the Company issued a press release regarding Mr. Flaherty’s hiring.  A copy of the press release is included as Exhibit 99.1 to this report.

Pursuant to the terms of an Employment Agreement with the Company, Mr. Flaherty will be paid an annual base salary of $350,000 and a one-time signing bonus of $70,000. Additionally, within thirty days of his start date, Mr. Flaherty will receive a grant of 10,000 restricted shares of the Company’s common stock that will vest over three years; and, he will receive 10,000 shares of the Company’s common stock in 2018, provided that the Company achieved its adjusted budget during the 2017 fiscal year. Mr. Flaherty also will be eligible to receive an annual target cash bonus in an amount equal to 50% of his base salary.

Mr. Flaherty’s Employment Agreement is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements & Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Scott B. Flaherty dated May 20, 2016.

99.1	Press Release dated May 23, 2016, announcing the hiring of Scott B. Flaherty as the Company’s Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: May 24, 2016

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Dean M. Poulakidas
Dean M. Poulakidas
Senior Vice President
and General Counsel